Denver, Colorado - May 5, 2005

Apartment Investment and Management Company

Announces First Quarter 2005 Results

SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco)
(NYSE:AIV) announced first quarter 2005 results including:

•	Net income was $2.0 million, compared with $14.0 million in the first quarter 2004. The $12.0 million decrease in net income is primarily a result of a $10.7 million improvement in operating income before depreciation and a $1.9 million gain on dispositions of real estate related to unconsolidated entities, which was more than offset by an $18.3 million increase in depreciation and a $6.1 million increase in interest expense. Earnings (loss) per share (EPS) was ($0.22) on a diluted basis, compared with a loss of ($0.06) in the first quarter 2004, based on net loss attributable to common shareholders.

•	Funds from operations (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO (diluted) before impairment and preferred redemption charges was $62.5 million, or $0.67 per share, within Aimco guidance and unchanged compared with the first quarter 2004. FFO results as calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $59.5 million, or $0.63 per share, compared with $62.5 million or $0.67 per share, in the first quarter 2004. Under the NAREIT definition, first quarter 2005 FFO deducts $3.0 million related to impairment losses from real estate assets sold or held for sale and preferred redemption charges (adjusted for minority interest in Aimco operating partnership).

•	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $47.8 million, or $0.51 per share, compared with $51.0 million, or $0.55 per share, in the first quarter 2004. AFFO includes deductions of $0.16 and $0.12 per share for capital replacement expenditures in the first quarter 2005 and first quarter 2004, respectively. AFFO per share was within Aimco guidance.

Diluted Per Share Results

	FIRST QUARTER
	2005	2004
Earnings - EPS	($0.22)	($0.06)
FFO before impairment and preferred redemption charges	$0.67	$0.67
FFO — NAREIT	$0.63	$0.67
Adjusted funds from operations - AFFO	$0.51	$0.55

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

AIMCO 1st Quarter 2005	Page 1

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: “Aimco operations are on track with our expectations for 2005. We have plenty of work ahead but believe we have a good plan and considerable momentum.”

Chief Financial Officer Paul McAuliffe adds: “Same Store revenue improved 4.3% and Same Store NOI improved 3.1%, on a year-over-year basis. This marks the first positive year-over-year Same Store NOI change since the second quarter of 2003, and it marks the third consecutive quarter of sequential NOI improvement. Operating results supported FFO per share of $0.67 (before impairments and preferred redemption charges), consistent with our first quarter outlook. FFO results in the quarter were negatively affected by $0.02 per share from additional costs associated with the 2004 hurricanes and the early acquisition of Palazzo East in Los Angeles. With Aimco’s operations turnaround on course, our FFO outlook for 2005 has been tightened within our previously stated range to $2.82 to $3.00 per share.“

Business Components — Conventional Operations and Aimco Capital

CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the first quarter 2005, this portfolio had 595 properties with 165,618 units in which Aimco had a weighted average ownership of 81%. During the first quarter 2005, conventional real estate operations generated free cash flow (FCF; a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP on Supplemental Schedule 2) of $145.9 million.

“Same Store” Results

The “Same Store” portfolio is a sub-set of total conventional properties. In the first quarter 2005, the “Same Store” portfolio included 531 communities with approximately 120,700 effective units based on Aimco’s weighted average ownership of 82% (see Supplemental Schedules 6a through 7).

Comparing “Same Store” results in the first quarter 2005 with the first quarter 2004, total revenue increased $11.0 million, or 4.3%. The increase in revenue was generated by: higher occupancy, up 1.6% from 88.6% to 90.2%; higher average rent, up $12 per unit, or 1.6%, from $728 per unit to $740 per unit; and lower bad debt, down $1.1 million. “Same Store” expenses of $117.7 million increased by $6.5 million, or 5.9%, compared with the first quarter 2004. Increased expenses included: $2.8 million due to increased staffing in support of initiatives to improve customer service and asset appearance; $1.7 million for repairs and maintenance; $1.5 million higher utilities expense due to increased natural gas rates; and $0.5 million primarily due to higher marketing and turnover expenses. “Same Store” portfolio net operating income was $146.4 million for the first quarter 2005, up 3.1% from the first quarter 2004.

AIMCO 1st Quarter 2005	Page 2

Same Store Operating Results

		FIRST QUARTER
	Year-over-year			Sequential
	2005	2004	Variance	4th Qtr 2004	Variance
Same Store Operating Measures
Average Physical Occupancy (1)	90.2%	88.6%	+160 bp	90.9%	-70 bp
Average Rent Per Unit	$740	$728	1.6%	$740	0.0%
Total Same Store
Revenue	$264.1	$253.1	+4.3%	$264.8	-0.3%
Expenses	(117.7)	(111.2)	+5.9%	(118.6)	-0.8%
NOI ($mm)	$146.4	$141.9	+3.1%	$146.3	+0.1%

(1)	As of the first quarter 2005, Aimco’s reported occupancy represents the daily weighted average for the quarter. Comparable prior periods have been calculated accordingly. Previously, reported occupancy was as of the end of the month and average occupancy for a quarter was the arithmetic average of the three, month-end occupancies.

Comparing “Same Store” results on a sequential basis, total revenue declined $0.8 million in the first quarter 2005 compared with the fourth quarter 2004, caused by the 70 basis point decline in occupancy, partially offset by lower bad debt. Expenses declined $0.9 million, primarily due to lower turnover expense. Net operating income increased $0.1 million, or 0.1%, on a sequential basis.

AIMCO CAPITAL — Aimco Capital oversees affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector. Aimco is among the largest owners and operators of affordable properties in the United States. During the first quarter 2005, affordable property operations included 398 properties with 48,029 units. Aimco has a weighted average 41% ownership in its affordable properties. Occupancy and rents in the affordable sector increased sequentially, ending the quarter at 95.9% and $655, respectively, from 95.1% and $651, respectively, at the end of 2004. In the first quarter, Aimco Capital generated net operating income of $16.9 million from property operations.

Portfolio Management and Redevelopment Activity

Acquisitions — Aimco completed five acquisitions during the first quarter 2005 for a total purchase price of $227 million. The 100% owned properties include The Palazzo East, a 610-unit luxury, garden-style complex located in the center of the Mid-Wilshire District in Los Angeles that was purchased for $199 million. The Palazzo East is the last of three newly developed properties that Aimco agreed to acquire under the terms of the March 2002 acquisition of Casden Properties, Inc. The property was acquired in March 2005 at attainment of 60% occupancy. Aimco also acquired four properties in Manhattan comprised of seven buildings with 129 apartments and six retail spaces for $28 million. During the first quarter 2005, Aimco also purchased for an aggregate of $24.1 million additional limited partnership interests in 42 partnerships that own 111 properties. See Supplemental Schedule 8 for additional information on acquisition activity.

Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties as “non-core” (defined in the Glossary) and seeks to hold them over the intermediate term.

AIMCO 1st Quarter 2005	Page 3

In the first quarter 2005, Aimco sold one non-core conventional property and 13 affordable properties with 152 and 1,155 units, respectively, for $52 million in gross proceeds (Aimco share $23 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $12 million. See Supplemental Schedule 8 for additional information on disposition activity.

Gain on Dispositions — Aimco’s property dispositions resulted in total gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and net gains within discontinued operations), net of related taxes, of $8.9 million for the first quarter 2005, compared with a gain of $10.6 million for the first quarter 2004.

REDEVELOPMENT ACTIVITY — At quarter-end, Aimco’s Redevelopment and Construction Services groups had 33 projects at various stages of redevelopment, including 23 conventional projects and 10 affordable projects. During the first quarter 2005, redevelopment expenditures totaled $37.8 million (Aimco share $21.3 million) and Aimco initiated six new moderate projects and completed three moderate projects. Aimco’s Flamingo South Beach redevelopment project is on schedule to reach stabilization during the second quarter 2005 with occupied and pre-leased units at 86.6% as of the end of March. Further information on redevelopment projects is provided in Supplemental Schedule 10.

ENTITLEMENT ACTIVITY — During the first quarter, Aimco continued to work on improving the permitted density and zoning use for several properties including: Springhill Lake in Greenbelt, Maryland; Orchidtree in Scottsdale, Arizona; and Treetops in San Bruno, California.

Additional Financial Information

PROPERTY MANAGEMENT INCOME — Income from property management is generated from management of properties in which Aimco has unconsolidated interests. Property management net operating income was $4.1 million in the first quarter 2005 compared with $5.9 million in the first quarter 2004. Property management net operating income declined due to increased Aimco ownership and sales of unconsolidated properties that generated management income.

ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactional activities including dispositions, refinancings, tax credit syndications and redevelopment, and are earned primarily by Aimco Capital. Asset management income is earned by Aimco Capital from the financial management of properties, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $5.4 million in the first quarter 2005 compared with $6.0 million in the first quarter 2004. The amount of this net operating income may vary each quarter depending upon the nature and timing of transactional activity.

INTEREST INCOME — Interest income (which includes transactional accretion income of $1.4 million) was $7.5 million for the first quarter 2005, an increase of $0.1 million compared with the first quarter 2004. Interest income was generated primarily from notes receivable totaling $200.3 million at March 31, 2005.

DEBT ACTIVITY — During the first quarter 2005, Aimco closed 22 mortgage loans, including 17 refinancings of existing mortgage debt and five new mortgage loans on newly acquired properties. Total proceeds were $259 million at a weighted average interest rate of 3.82%. After repayment of existing property debt, transaction costs, distributions to limited partners and acquisition costs totaling $174 million, Aimco’s share of net proceeds was $85 million.

At the end of the first quarter 2005, Aimco’s corporate debt balance was $576.0 million at an average rate of 4.71%. The balance on Aimco’s revolving credit facility totaled $276.0 million, leaving $153.0 million (after $21.1 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.

AIMCO 1st Quarter 2005	Page 4

As of March 31, 2005, Aimco had $6,359 million total debt outstanding of which $1,784 million was floating rate. The floating rate debt included $576 million corporate debt, $505 million floating rate secured notes and $703 million of tax-exempt bonds.

INTEREST EXPENSE — Consolidated interest expense was $94.2 million for the first quarter 2005, an increase of $6.1 million from $88.1 million in the first quarter 2004. The increase in interest expense was primarily the result of: (i) $6.1 million due to increased property debt associated with acquisitions and increased ownership; (ii) $1.3 million due to increased corporate borrowings and increased interest rates on corporate and other variable rate debt; (iii)$1.4 million due to increased loan fees and a non-recurring benefit in the first quarter 2004; all partially offset by (iv) $3.0 million in lower expense due to redemption of mandatorily redeemable securities and higher capitalized interest due to redevelopment.

PREFERRED STOCK ACTIVITY — As previously announced, Aimco completed the redemption on January 11, 2005 of the remaining Trust Based Convertible Preferred Securities, or TOPRS, and on January 21, 2005 of the remaining shares of its 8.75% Class D Cumulative Preferred Stock.

G&A — General and administrative expenses for the first quarter 2005 of $20.9 million were up $2.6 million compared with $18.3 million in the first quarter 2004. The year-over-year increase is primarily due to increased compensation related to increased staffing levels and higher health care costs, partially offset by lower legal and consulting fees.

Outlook

For the second quarter 2005, FFO is forecast in a range from $0.65 to $0.72 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.42 to $0.49 per share.

For the full year 2005, FFO is forecast in a range from $2.82 to $3.00 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $2.05 to $2.20 per share. Please refer to the Outlook Schedule for more detail on the first quarter and full year 2005, which follows the Consolidated Financial Statements in this release.

Dividends on Common Stock

As announced on April 28, 2005, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended March 31, 2005, payable on May 31, 2005 to stockholders of record on May 20, 2005. The dividend represents 118% of AFFO (diluted) and 95% of FFO (diluted), on a per share basis, for the quarter ended March 31, 2005 and a 6.3% annualized yield based on the $37.89 closing price of Aimco’s Class A Common Stock on April 27, 2005.

Earnings Conference Call

Please join Aimco management for the First Quarter 2005 earnings conference call to be held Thursday, May 5, 2005 at 1:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at www.aimco.com/about/financial/1Q2005.asp, then click on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-257-1836, or 303-275-2170 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company First Quarter 2005 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 11028501#.

AIMCO 1st Quarter 2005	Page 5

Supplemental Information

The Supplemental Information referenced in this release is available at Aimco’s Website at the link www.aimco.com/about/financial/1Q2005.asp or by calling Investor Relations at 303-691-4350.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to improve upon current occupancy, rent levels and “Same Store” results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 22 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,475 properties, including approximately 260,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

AIMCO 1st Quarter 2005	Page 6

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	For the Three Months Ended March 31,
	2005	2004
REVENUES:
Rental and other property revenues	$376,334	$338,532
Property management revenues, primarily from affiliates	6,664	8,256
Activity fees and asset management revenues, primarily from affiliates	8,017	8,268

Total revenues	391,015	355,056

EXPENSES:
Property operating expenses	182,481	160,569
Property management expenses	2,521	2,342
Activity and asset management expenses	2,608	2,311
Depreciation and amortization	104,541	86,216
General and administrative expenses	20,873	18,262
Other expenses (income), net	(717)	(1,023)
Total expenses	312,307	268,677

Operating income	78,708	86,379
Interest income	7,518	7,433
Recovery of (provision for) losses on notes receivable	1,592	79
Interest expense	(94,211)	(88,135)
Deficit distributions to minority partners	(1,472)	(4,447)
Equity in losses of unconsolidated real estate partnerships	(902)	(1,434)
(Impairment losses) recoveries related to unconsolidated real estate partnerships	(256)	148
Gain on dispositions of real estate related to unconsolidated entities and other	1,858	—

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(7,165)	23
Minority interests:
Minority interest in consolidated real estate partnerships	3,490	1,499
Minority interest in Aimco Operating Partnership, preferred [a]	(1,812)	(1,969)
Minority interest in Aimco Operating Partnership, common [a]	2,946	2,649

Total minority interests	4,624	2,179

Income (loss) from continuing operations	(2,541)	2,202
Income from discontinued operations, net [b]	4,573	15,783

Income before cumulative effect of change in accounting principle	2,032	17,985
Cumulative effect of change in accounting principle	—	(3,957)
Net income	2,032	14,028
Net income attributable to preferred stockholders	22,869	19,867

Net loss attributable to common stockholders	$(20,837)	$(5,839)

Weighted average number of common shares outstanding	93,448	92,811

Weighted average number of common shares and common share equivalents outstanding	93,448	92,811

Earnings (loss) per common share – basic:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.27)	$(0.19)
Income from discontinued operations	0.05	0.17
Cumulative effect of change in accounting principle	—	(0.04)

Net loss attributable to common stockholders	$(0.22)	$(0.06)

Earnings (loss) per common share – diluted:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.27)	$(0.19)
Income from discontinued operations	0.05	0.17
Cumulative effect of change in accounting principle	—	(0.04)

Net loss attributable to common stockholders	$(0.22)	$(0.06)

GAAP Income Statements

Notes to Consolidated Statements of Income

[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure
[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended	Quarter Ended
	31-Mar-05	31-Mar-04
Rental and other property revenue	3,837	29,798
Property operating expense	(1,886)	(12,912)
Other (expenses) income, net	(584)	(273)
Depreciation and amortization	(95)	(5,062)
Interest expense	(924)	(7,603)
Interest income	37	46
Minority interest in consolidated real estate partnerships	54	(261)

Income from operations	439	3,733
Gain on dispositions of real estate, net of minority partners’ interest	7,098	11,327
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	(1,956)	(14)
(Deficit distributions) recovery of deficit distributions to minority partners	(465)	3,322
Income tax arising from disposals	(13)	(697)
Minority interest in Aimco Operating Partnership	(530)	(1,888)

Income from discontinued operations	$4,573	$15,783

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	March 31, 2005	December 31, 2004
ASSETS
Buildings and improvements	$8,852,661	$8,579,573
Land	2,321,226	2,210,550
Accumulated depreciation	(2,112,891)	(2,010,772)

TOTAL REAL ESTATE	9,060,996	8,779,351
Cash and cash equivalents	119,629	105,343
Restricted cash	270,012	269,258
Accounts receivable	73,060	75,044
Accounts receivable from affiliates	53,107	39,216
Deferred financing costs	71,416	72,351
Notes receivable from unconsolidated real estate partnerships	170,352	165,289
Notes receivable from non-affiliates	29,987	31,716
Investment in unconsolidated real estate partnerships	174,460	208,658
Other assets	263,912	267,101
Assets held for sale	43,563	58,914

TOTAL ASSETS	$10,330,494	$10,072,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,110,270	$1,133,794
Secured notes payable	4,672,936	4,466,964
Mandatorily redeemable preferred securities	—	15,019
Term loans	300,000	300,000
Credit facility	276,000	68,700

TOTAL INDEBTEDNESS	6,359,206	5,984,477
Accounts payable	40,663	34,663
Accrued liabilities and other	403,324	400,971
Deferred income	47,563	47,064
Security deposits	39,375	37,953
Deferred income taxes payable, net	20,770	20,139
Liabilities related to assets held for sale	44,224	54,973

TOTAL LIABILITIES	6,955,125	6,580,240

Minority interest in consolidated real estate partnerships	205,929	211,804
Minority interest in Aimco Operating Partnership	260,831	272,037
STOCKHOLDERS’ EQUITY
Class A Common Stock	953	949
Additional paid-in capital	3,085,341	3,070,073
Perpetual preferred stock	860,250	891,500
Convertible preferred stock	150,000	150,000
Distributions in excess of earnings	(1,124,556)	(1,047,897)
Unvested restricted stock	(30,503)	(19,740)
Notes due on common stock purchases	(32,876)	(36,725)

TOTAL STOCKHOLDERS’ EQUITY	2,908,609	3,008,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,330,494	$10,072,241

GAAP Statements of Cash Flows

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,032	$14,028
Depreciation and amortization	104,541	86,216
Adjustments to net income from discontinued operations	(4,106)	(7,424)
Other adjustments to reconcile net income	(1,107)	7,918
Changes in operating assets and liabilities	701	(38,574)

Net cash provided by operating activities	102,061	62,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(228,775)	(175,521)
Capital expenditures	(90,779)	(38,036)
Proceeds from dispositions of real estate	20,889	83,354
Purchases of general and limited partnership interests and other assets	(33,500)	(26,750)
Originations of notes receivable from unconsolidated real estate partnerships	(5,810)	(11,935)
Distributions received from investments in unconsolidated real estate partnerships	24,811	25,153
Other investing activities	6,216	(25,184)

Net cash used by investing activities	(306,948)	(168,919)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	227,200	126,882
Principal repayments on secured notes payable	(60,491)	(95,178)
Proceeds from tax-exempt bond financing	—	50,772
Principal repayments on tax-exempt bond financing	(23,531)	(23,697)
Net borrowings on term loans and revolving credit facility	207,300	35,113
Redemption of mandatorily redeemable preferred securities	(15,019)	(98,875)
Proceeds from issuance of preferred stock	—	193,700
Redemption of preferred stock	(31,250)	—
Repurchase of Class A Common Stock, redemption of OP Units and warrant purchase	(1,584)	(12,889)
Payment of Class A Common Stock dividends	(56,518)	(55,980)
Payment of preferred stock dividends	(21,050)	(19,534)
Contributions from minority interest	5,859	12,930
Payment of distributions to minority interest	(13,210)	(25,294)
Other financing activities	1,467	(2,971)

Net cash provided by financing activities	219,173	84,979

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,286	(21,776)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	105,343	114,432

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$119,629	$92,656

Outlook and Forward Looking Statement
Second Quarter and Full Year 2005
(unaudited)

The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected second quarter and full year 2005 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “same store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Second Quarter 2005	Full Year 2005
GAAP Earnings per share (1)	-$0.31 to -$0.24	-$0.97 to -$0.79
Add: Depreciation and other	$0.96	$3.75
FFO per share (NAREIT)	$0.65 to $0.72	$2.78 to $2.96
FFO per share before adjustments (2)	$0.65 to $0.72	$2.82 to $3.00
AFFO per share	$0.42 to $0.49	$2.05 to $2.20
2005 Same Store Operating Assumptions
Expected physical occupancy (weighted average) (3)	90.5% to 91.5%	91.2% to 92.5%
NOI change — sequential	1.0% to 2.3%	—
NOI change—2005 vs. 2004	6.0% to 7.5%	4.5% to 6.5%
Gross dispositions (4)		$500M to $550M	(Aimco Share $325M - $375M)
Gross acquisitions (5)		$450M to $500M	(Aimco Share $450M - $500M)

(1) Aimco’s earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or redemption related preferred stock issuance charges.

(2) FFO per share before adjustments represents FFO before impairments and redemption related preferred stock issuance charges.

(3) The expected occupancy above is based on a daily weighted average calculation.

(4) Aimco anticipates gross sales proceeds of $500 to $550 million for 2005 ($325 to $350 million related to conventional properties and $175 to $200 million related to affordable properties). Aimco share of proceeds is expected to be $325 to $375 million ($275 to $315 million related to conventional properties and $50 to $60 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $120 to $150 million ($100 to $125 million related to conventional properties and $20 to $25 million related to affordable properties).

(5) Gross acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions and common stock repurchases.

AIMCO 1st Quarter 2005

Supplemental Information

AIMCO

Apartment Investment and Management Company

PAGE
3	Schedule 1	—	Funds From Operations and Adjusted Funds From Operations
5	Schedule 2	—	Business Component Proportionate Income Statement Presentation, Q1
7	Schedule 3	—	Business Component Proportionate Balance Sheet Presentation
8	Schedule 4	—	Share Data
9	Schedule 5	—	Selected Debt Information
11	Schedule 6a	—	Same Store Sales (Q1 2005 v. Q1 2004)
12	Schedule 6b	—	Same Store Sales (Q1 2005 v. Q4 2004)
13	Schedule 7	—	Selected Portfolio Performance Data
14	Schedule 8	—	Property Sales Activity
15	Schedule 9	—	Capital Expenditures
16	Schedule 10	—	Summary of 2005 Redevelopment Activity
17	Schedule 11	—	Apartment Unit Summary
18	Glossary

AIMCO 1st Quarter 2005	Page 2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data)(unaudited)

	For the Three Months Ended March 31,
	2005	2004
Net income attributable to common stockholders [a]	$(20,837)	$(5,839)
Adjustments:
Depreciation and amortization [b]	104,541	86,216
Depreciation and amortization related to non-real estate assets	(3,791)	(4,920)
Depreciation of rental property related to minority partners’ interest [c]	(10,866)	(10,336)
Depreciation of rental property related to unconsolidated entities	5,958	6,070
Gain on dispositions of real estate related to unconsolidated entities and other	(1,858)	—
Gain on dispositions of non-depreciable assets	675	—
Deficit distributions to minority partners [d]	1,472	4,447
Cumulative effect of change in accounting principle	—	3,957
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(7,098)	(11,327)
Depreciation of rental property, net of minority partners’ interest [c]	61	4,698
Deficit distributions (recovery of deficit distributions) to minority partners [d]	465	(3,322)
Income tax arising from disposals	13	697
Minority interest in Aimco Operating Partnership’s share of above adjustments	(9,300)	(8,422)
Preferred stock dividends	21,746	19,867
Redemption related preferred stock issuance costs	1,123	—

Funds From Operations	82,304	81,786
Preferred stock dividends	(21,746)	(19,867)
Redemption related preferred stock issuance costs	(1,123)	—
Dividends/distributions on dilutive preferred securities	41	629

Funds From Operations Attributable to Common Stockholders — Diluted	$59,476	$62,548
Capital Replacements	(16,369)	(12,200)
Impairment losses (recoveries) related to unconsolidated real estate partnerships	256	(148)
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	1,956	14
Redemption related preferred stock issuance costs	1,123	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	1,353	1,363
Dividends/distributions on non-dilutive preferred securities	(41)	(587)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$47,754	$50,990

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [e]	93,782	92,856
Dilutive preferred securities	74	967

	93,856	93,823

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [e]	93,782	92,856
Dilutive preferred securities	—	82

	93,782	92,938

Per Share:
Funds From Operations — Diluted	$0.63	$0.67
Funds From Operations — Diluted (excluding impairment losses/recoveries and redemption related preferred stock issuance costs) [f] [g]	$0.67	$0.67
Adjusted Funds From Operations — Diluted	$0.51	$0.55
Dividends Declared	$0.60	$0.60

AIMCO 1st Quarter 2005	Page 3

Supplemental Schedule 1 (continued)

Notes to Funds From Operations and Adjusted Funds From Operations

[a] Represents Aimco’s numerator for earnings per common share calculated in accordance with GAAP.

[b] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[c] “Minority partners’ interest,” means minority interest in our consolidated real estate partnerships.

[d] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[e] Represents Aimco’s denominator for earnings per common share-diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

[f] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the quarter ended March 31, 2005 includes impairment losses of $2.2 million and FFO for the quarter ended March 31, 2004 includes a net recovery of impairment losses of $0.1 million.

[g] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the quarter ended March 31, 2005 includes issuance costs of $1.1 million.

AIMCO 1st Quarter 2005	Page 4

Supplemental Schedule 2

Business Component Proportionate Income Statement Presentation
For the Three Months Ended March 31, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1) (2)	$298,410	$7,216	$(41,350)	$264,276	$264,276	$—	$—	$264,276
Acquisition properties (1)	11,962	661	—	12,623	12,623	—	—	12,623
Redevelopment properties (1)	22,678	407	(5,567)	17,518	17,518	—	—	17,518
Disposition properties (3)	—	57	—	57	57	—	—	57
Other properties (1)	7,487	524	(803)	7,208	7,208	—	—	7,208
Affordable properties (1)	35,797	12,933	(7,319)	41,411	—	41,411	—	41,411

Total rental and other property revenues	376,334	21,798	(55,039)	343,093	301,682	41,411	—	343,093
Property management revenues, primarily from affiliates	6,664	—	—	6,664	2,071	4,593	—	6,664
Activity fees and asset management revenues, primarily from affiliates	8,017	—	—	8,017	74	7,943	—	8,017

Total revenues	391,015	21,798	(55,039)	357,774	303,827	53,947	—	357,774

Expense:
Property operating expenses:
Same store properties (2)	134,378	3,542	(21,073)	116,847	116,847	—	—	116,847
Acquisition properties	5,140	266	—	5,406	5,406	—	—	5,406
Redevelopment properties	10,130	211	(2,589)	7,752	7,752	—	—	7,752
Disposition properties	62	57	(8)	111	111	—	—	111
Other properties	4,704	704	(408)	5,000	5,000	—	—	5,000
Affordable properties	20,283	6,884	(3,682)	23,485	—	23,485	—	23,485
Casualties	1,363	79	150	1,592	1,418	174	—	1,592
Property management expenses (consolidated properties)	6,421	1,118	(2,614)	4,925	4,059	866	—	4,925

Total property operating expenses	182,481	12,861	(30,224)	165,118	140,593	24,525	—	165,118
Property management expenses (unconsolidated and third party properties)	2,521	—	—	2,521	1,560	961	—	2,521
Activity and asset management expenses	2,608	—	—	2,608	—	2,608	—	2,608
Depreciation and amortization	104,541	5,958	(10,866)	99,633	85,970	13,663	—	99,633
General and administrative expenses	20,873	—	—	20,873	8,704	5,991	6,178	20,873
Other expenses (income), net	(717)	626	(2,244)	(2,335)	(206)	(2,129)	—	(2,335)

Total expenses	312,307	19,445	(43,334)	288,418	236,621	45,619	6,178	288,418

Operating income	78,708	2,353	(11,705)	69,356	67,206	8,328	(6,178)	69,356
Interest income:
General partner loan interest	4,172	—	—	4,172	3,293	879	—	4,172
Money market and interest bearing accounts	1,985	346	(112)	2,219	1,019	1,200	—	2,219
Accretion on discounted notes receivable	1,361	—	—	1,361	912	449	—	1,361

Total interest income	7,518	346	(112)	7,752	5,224	2,528	—	7,752
Recovery of (provision for) losses on notes receivable, net	1,592	—	—	1,592	50	1,542	—	1,592
Interest expense:
Property debt (primarily non-recourse)	(88,945)	(3,705)	15,596	(77,054)	(70,110)	(6,944)	—	(77,054)
Lines of credit	(7,830)	—	—	(7,830)	—	—	(7,830)	(7,830)
Interest expense on mandatorily redeemable convertible preferred securities	(30)	—	—	(30)	—	—	(30)	(30)
Capitalized interest	2,594	104	(289)	2,409	2,032	377	—	2,409

Total interest expense	(94,211)	(3,601)	15,307	(82,505)	(68,078)	(6,567)	(7,860)	(82,505)
Deficit distributions to minority partners	(1,472)	—	—	(1,472)	(1,442)	(30)	—	(1,472)
Equity in losses of unconsolidated real estate partnerships	(902)	902	—	—	—	—	—	—
Impairment losses related to unconsolidated real estate partnerships	(256)	—	—	(256)	—	(256)	—	(256)
Gain on dispositions of real estate related to unconsolidated entities and other	1,858	—	—	1,858	139	1,719	—	1,858

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(7,165)	—	3,490	(3,675)	3,099	7,264	(14,038)	(3,675)
Minority interests:
Minority interest in consolidated real estate partnerships	3,490	—	(3,490)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	1,134	—	—	1,134	—	—	1,134	1,134

Total minority interests	4,624	—	(3,490)	1,134	—	—	1,134	1,134

Income (loss) from continuing operations	(2,541)	—	—	(2,541)	3,099	7,264	(12,904)	(2,541)
Income from discontinued operations, net	4,573	—	—	4,573	1,448	3,655	(530)	4,573

Net income	$2,032	$—	$—	$2,032	$4,547	$10,919	$(13,434)	$2,032

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

AIMCO 1st Quarter 2005	Page 5

Supplemental Schedule 2

Business Component Proportionate Income Statement Presentation
For the Three Months Ended March 31, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
Reconciliation of Net Income to FFO, AFFO and FCF:	Statement	Conventional	Capital	Corporate	Statement
Net income (see above)	$2,032	$4,547	$10,919	$(13,434)	$2,032
Proportionate share of depreciation and amortization	99,633	85,970	13,663	—	99,633
Depreciation and amortization related to non-real estate assets	(3,791)	(3,791)	—	—	(3,791)
Deficit distributions to minority partners	1,472	1,442	30	—	1,472
Gain on dispositions of real estate related to unconsolidated entities and other	(1,858)	(139)	(1,719)	—	(1,858)
Gain on dispositions of non-depreciable assets	675	675	—	—	675
Discontinued operations	(6,559)	(1,469)	(5,090)	—	(6,559)
Minority interest in Aimco Operating Partnership’s share of adjustments	(9,300)	—	—	(9,300)	(9,300)
Preferred stock dividends	(21,746)	—	—	(21,746)	(21,746)
Redemption related preferred stock issuance costs	(1,123)	—	—	(1,123)	(1,123)
Dividends/distributions on dilutive preferred securities	41	—	—	41	41

FFO Attributable to Common Stockholders — Diluted	59,476	87,235	17,803	(45,562)	59,476

Capital Replacements	(16,369)	(15,152)	(1,217)	—	(16,369)
Impairment losses related to unconsolidated real estate partnerships	256	—	256	—	256
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	1,956	552	1,404	—	1,956
Redemption related preferred stock issuance costs	1,123	—	—	1,123	1,123
Minority interest in Aimco Operating Partnership’s share of adjustments	1,353	—	—	1,353	1,353
Dividends/distributions on non-dilutive preferred securities	(41)	—	—	(41)	(41)

AFFO Attributable to Common Stockholders — Diluted	47,754	72,635	18,246	(43,127)	47,754

Interest expense	82,505	68,078	6,567	7,860	82,505
Discontinued operations	30	(531)	31	530	30
Gain on dispositions of non-depreciable assets	(675)	(675)	—	—	(675)
Preferred stock dividends	21,746	—	—	21,746	21,746
Depreciation and amortization related to non-real estate assets	3,791	3,791	—	—	3,791
Dividends/distributions on non-dilutive preferred securities	—	—	—	—	—
Minority interest in Aimco Operating Partnership	(1,134)	—	—	(1,134)	(1,134)
Minority interest in Aimco Operating Partnership’s share of adjustments	7,947	—	—	7,947	7,947

FCF	$161,964	$143,298	$24,844	$(6,178)	$161,964

FCF Breakdown:
Real estate	161,606
Property management	4,143
Activity and asset management	5,409
Interest income	7,752
Recovery of (provision for) losses on notes receivable, net	1,592
General and administrative expenses	(20,873)
Other (expenses) income, net	2,335
Total FCF	$161,964

	For the Three Months Ended March 31, 2005
Reconciliation of Net Income to FFO, AFFO and FCF:	FFO	AFFO	FCF
Net income	$2,032	$2,032	$2,032
Total interest expense after minority partners’ share	—	—	82,505
Preferred stock dividends	(21,746)	(21,746)	—
Redemption related preferred stock issuance costs	(1,123)	—	—
Proportionate share of depreciation and amortization	99,633	99,633	99,633
Depreciation and amortization related to non-real estate assets	(3,791)	(3,791)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(1,858)	(1,858)	(1,858)
Gain on dispositions of non-depreciable assets	675	675	—
Impairment losses related to unconsolidated real estate partnerships	—	256	256
Discontinued operations:
Income from discontinued operations, net	—	—	(4,573)
Depreciation of rental property, net of minority partners’ interest	61	61	—
Gain on dispositions of real estate, net of minority partners’ interest	(7,098)	(7,098)	—
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	—	1,956	—
Deficit distributions to minority partners	465	465	—
Income tax arising from disposals	13	13	—
Deficit distributions to minority partners	1,472	1,472	1,472
Capital Replacements	—	(16,369)	(16,369)
Dividends/distributions on dilutive preferred securities	41	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(9,300)	(7,947)	—
Minority interest in Aimco Operating Partnership	—	—	(1,134)

Total	$59,476	$47,754	$161,964

AIMCO 1st Quarter 2005	Page 6

Supplemental Schedule 3

Business Component Proportionate Balance Sheet Presentation
As of March 31, 2005
(unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners’	Balance		Aimco		Balance
	March 31, 2005	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$8,852,661	$436,979	$(1,333,961)	$7,955,679	$7,228,570	$727,109	$—	$7,955,679
Land	2,321,226	58,690	(124,334)	2,255,582	2,139,053	116,529	—	2,255,582
Accumulated depreciation	(2,112,891)	(100,156)	579,709	(1,633,338)	(1,473,604)	(159,734)	—	(1,633,338)

TOTAL REAL ESTATE	9,060,996	395,513	(878,586)	8,577,923	7,894,019	683,904	—	8,577,923
Cash and cash equivalents	119,629	9,077	(25,951)	102,755	67,827	34,928	—	102,755
Restricted cash	270,012	33,627	(42,033)	261,606	174,942	86,664	—	261,606
Accounts receivable	73,060	2,432	—	75,492	47,980	27,512	—	75,492
Accounts receivable from affiliates	53,107	—	—	53,107	20,624	32,483	—	53,107
Deferred financing costs	71,416	—	—	71,416	63,836	7,580	—	71,416
Notes receivable from unconsolidated real estate partnerships	170,352	—	—	170,352	104,516	65,836	—	170,352
Notes receivable from non-affiliates	29,987	—	—	29,987	18,223	11,764	—	29,987
Investment in unconsolidated real estate partnerships	174,460	(119,578)	—	54,882	42,863	12,019	—	54,882
Other assets	263,912 [d]	24,120	—	288,032	230,353	57,679	—	288,032
Assets held for sale	43,563	—	—	43,563	34,708	8,855	—	43,563

TOTAL ASSETS	$10,330,494	$345,191	$(946,570)	$9,729,115	$8,699,891	$1,029,224	$—	$9,729,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,110,270	$23,079	$(62,814)	$1,070,535	$1,048,483	$22,052	$—	$1,070,535
Secured notes payable	4,672,936	257,916	(702,823)	4,228,029	3,733,163	494,866	—	4,228,029
Term loans	300,000	—	—	300,000	—	—	300,000	300,000
Credit facility	276,000	—	—	276,000	—	—	276,000	276,000

TOTAL INDEBTEDNESS	6,359,206	280,995	(765,637)	5,874,564	4,781,646	516,918	576,000	5,874,564
Accounts payable	40,663	64,196	—	104,859	75,484	29,375	—	104,859
Accrued liabilities and other	403,324	—	—	403,324	328,440	74,884	—	403,324
Deferred income	47,563	—	—	47,563	44,627	2,936	—	47,563
Security deposits	39,375	—	—	39,375	35,569	3,806	—	39,375
Deferred income taxes payable	20,770	—	—	20,770	20,770	—	—	20,770
Liabilities related to assets held for sale	44,224	—	—	44,424	36,066	8,158	—	44,224

TOTAL LIABILITIES	6,955,125	345,191	(765,637)	6,534,679	5,322,602	636,077	576,000	6,534,679

Minority interest in consolidated real estate partnerships	205,929	—	(180,933)	24,996	53,782	(28,786)	—	24,996
Minority interest in Aimco Operating Partnership	260,831	—	—	260,831	—	—	260,831	260,831

NET OPERATING ASSETS		$—	$—	$2,908,609	$3,323,507	$421,933	$(836,831)	$2,908,609

STOCKHOLDERS’ EQUITY
Class A Common Stock	953
Additional paid-in capital	3,085,341
Perpetual preferred stock	860,250
Convertible preferred stock	150,000
Distributions in excess of earnings	(1,124,556)
Unvested restricted stock	(30,503)
Notes due on common stock purchases	(32,876)

TOTAL STOCKHOLDERS’ EQUITY	2,908,609

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,330,494

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $113.9 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of March 31, 2005, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $88.1 million related to goodwill and $17.4 million related to investment in management contracts.

AIMCO 1st Quarter 2005	Page 7

Supplemental Schedule 4

Share Data
As of March 31, 2005
(in thousands)
(unaudited)

				Shares/Units	Current Quarter		Current Quarter		Current Quarter
				Outstanding	Weighted Average		Weighted Average		Weighted Average
	Redemption			At March 31,	Outstanding Shares		Outstanding Shares		Outstanding Shares
	Date (1)	Coupon	Amount	2005	(EPS)		(FFO)		(AFFO)
Class A Common Stock				95,250	93,448	(2)	93,448	(2)	93,448	(2)
Common stock equivalents				—	—		334		334
Common Partnership Units and equivalents				10,797	—		—		—

Total				106,047	93,448		93,782		93,782

Perpetual Preferred Stock (3):
Class G	7/15/2008	9.375%	$101,250	4,050	—		—		—
Class Q	3/19/2006	10.10%	63,250	2,530	—		—		—
Class R	7/20/2006	10.00%	173,500	6,940	—		—		—
Class T	7/31/2008	8.00%	150,000	6,000	—		—		—
Class U	3/24/2009	7.75%	200,000	8,000	—		—		—
Class V	9/29/2009	8.00%	86,250	3,450	—		—		—
Class Y	12/21/2009	7.875%	86,250	3,450

Total perpetual preferred stock			$860,500	34,420	—		—		—

Convertible Preferred Stock:
Class W (4)	9/30/2007	8.10%	100,000	1,905	—		—		—
Class X (4)	3/31/2006	8.50%	50,000	2,000	—		—		—

Total convertible preferred stock			$150,000	3,905	—		—		—

Preferred Partnership Units (5)		8.05%	$90,537	3,310	—		74		—

Total preferred securities			$1,101,037	41,635	—		74		—

Total common, common equivalents and dilutive securities					93,448		93,856		93,782

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.
(2)	Includes a deduction of 1,586 for non-recourse shares and unvested restricted stock.
(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.
(4)	Conversion ratio for Class W is 1.0 and for Class X is 0.4762.
(5)	Coupon is based on a weighted average.

AIMCO 1st Quarter 2005	Page 8

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of March 31, 2005
(dollars in thousands)
(unaudited)

I.   Debt Balances and Data

		Proportionate		Total	Weighted	Weighted
		Share of	Minority	Aimco	Average	Average
Debt	Consolidated	Unconsolidated	Interest	Share	Maturity	Rate

Property Debt:

Conventional Portfolio:
Fixed rate secured notes payable	$3,722,775	$113,804	$(550,363)	$3,286,216	12.3	6.92%
Floating rate secured notes payable	496,084	4,204	(53,341)	446,947	4.1	4.04%

Total secured notes payable:	4,218,859	118,008	(603,704)	3,733,163	11.3	6.58%
Fixed rate tax-exempt bonds	362,111	—	(14,293)	347,818	17.8	6.07%
Floating rate tax-exempt bonds	702,888	3,041	(5,264)	700,665	12.2	2.52%

Total tax-exempt bonds:	1,064,999	3,041	(19,557)	1,048,483	14.0	3.70%

Total Property Debt on Conventional Portfolio	5,283,858	121,049	(623,261)	4,781,646	11.9	5.95%

Affordable Portfolio:
Fixed rate secured notes payable	445,252	131,575	(99,119)	477,708	18.4	5.87%
Floating rate secured notes payable	8,825	8,333	—	17,158	3.9	3.67%

Total secured notes payable:	454,077	139,908	(99,119)	494,866	17.9	5.79%
Fixed rate tax-exempt bonds	45,271	18,559	(43,257)	20,573	25.3	4.23%
Floating rate tax-exempt bonds	—	1,479	—	1,479	9.5	5.80%

Total tax-exempt bonds:	45,271	20,038	(43,257)	22,052	24.2	4.33%

Total Property Debt on Affordable Portfolio	499,348	159,946	(142,376)	516,918	18.2	5.73%

Total Property Debt (1)	$5,783,206	$280,995	$(765,637)	$5,298,564	12.5	5.92%

Corporate Debt:

Term Loan	$300,000	$—	$—	$300,000	—	4.75%
Credit Facility	276,000	—	—	276,000	—	4.66%

Total Corporate Debt	$576,000	$—	$—	$576,000	—	4.71%

Total Debt	$6,359,206	$280,995	$(765,637)	$5,874,564	—	5.81%

(1)	The total consolidated property debt shown above excludes $43.4 million of consolidated property debt, with a weighted average interest rate of 6.7%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.

II.   Debt Maturities

Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q2 2005	$32,893	$30,085	$62,978	1.1%	8.58%
Q3 2005	33,456	18,932	52,388	0.9%	2.88%
Q4 2005	33,869	76,775	110,644	1.9%	6.07%
Q1 2006	34,025	72,759	106,784	1.9%	7.73%
Q2 2006	34,228	59,849	94,077	1.6%	7.61%
Q3 2006	34,634	70,829	105,463	1.8%	8.07%
Q4 2006	34,906	286,041	320,947	5.6%	4.71%
2007	143,286	253,382	396,668	6.9%	4.26%
2008	149,285	309,880	459,165	7.9%	5.30%
2009	156,385	123,785	280,170	4.8%	4.27%
Thereafter			3,793,922	65.6%

Total Property Debt:			$5,783,206	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2007	$—	$276,000	$276,000	47.9%	4.66%
2009	—	300,000	300,000	52.1%	4.75%

Total Corporate Debt:	$—	$576,000	$576,000	100.0%	4.71%

AIMCO 1st Quarter 2005	Page 9

Supplemental Schedule 5 (Continued)

Selected Debt Structure and Maturity Data
As of March 31, 2005
(in millions)
(unaudited)

III. Loan Closings

FIRST QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$4.6	$76.9	$4.6	$76.8	$71.3	7.50%	4.45%
Floating Rate	9.0	17.8	8.5	17.0	7.8	7.10%	3.50%
Affordable Mark-to-Market and other	12.6	33.6	3.5	9.4	6.2	8.47%	4.71%

Loans relating to acquisitions:
Fixed Rate	—	17.8	—	17.8	17.5	—	5.00%
Floating Rate	—	112.5	—	112.5	111.6	—	3.00%

Totals	$26.2	$258.6	$16.6	$233.5	$214.4	7.83%	3.82%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.

IV. Capitalization

	At		At		At
	September 30,	Percent	December 31,	Percent	March 31,	Percent
	2004	of Total	2004	of Total	2005	of Total

Corporate debt	$418	4%	$369	4%	$576	6%

Property debt (Aimco’s share)	5,129	52%	5,104	49%	5,299	50%

Mandatorily redeemable securities	15	0%	15	0%	—	—

Total Debt	5,562		5,488		5,875

Less: Cash and restricted cash	(391)	-4%	(337)	-3%	(364)	-3%

Net Debt	5,171	52%	5,151	50%	5,511	53%

Preferred equity	1,082	11%	1,132	11%	1,101	10%

Common equity at market (1)	3,673	37%	4,074	39%	3,943	37%

Total Capitalization	$9,926	100%	$10,357	100%	$10,555	100%

(1)	Common equity at market at March 31, 2005 was calculated using 106.0 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $37.20 per share/unit on March 31, 2005.

V. Ratings on Preferred Securities

Moody’s Investor Service	Ba3 (negative outlook)
Standard and Poors	B+ (negative outlook)
Fitch	BB+ (negative outlook)

AIMCO 1st Quarter 2005	Page 10

Supplemental Schedule 6(a)

Same Store Sales
First Quarter 2005 versus First Quarter 2004
(unaudited) (in thousands, except site and unit data)

														Change Three Months Ended March 31, 2005
						Three Months Ended				Three Months Ended				From March 31, 2004
						March 31, 2005				March 31, 2004				Revenue		Expenses		NOI
		Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%	Amt	%

Northeast
	Baltimore	11	2,711		91%	6,948	2,984	3,964		6,704	2,865	3,839		244	3.6%	119	4.2%	125	3.3%
	New England	14	5,384		97%	16,771	6,758	10,013		16,334	6,090	10,244		437	2.7%	668	11.0%	(231)	-2.3%
	Philadelphia	11	5,198		83%	13,210	5,561	7,649		13,230	5,357	7,873		(20)	-0.2%	204	3.8%	(224)	-2.8%
	Washington	26	10,830		88%	28,059	11,045	17,014		26,764	10,129	16,635		1,295	4.8%	916	9.0%	379	2.3%

		62	24,123		89%	64,988	26,348	38,640	92.7%	63,032	24,441	38,591	92.0%	1,956	3.1%	1,907	7.8%	49	0.1%
Southeast
	Atlanta	21	5,933		86%	9,260	4,838	4,422		8,888	5,132	3,756		372	4.2%	(294)	-5.7%	666	17.7%
	Savannah - Augusta	5	1,004		87%	1,580	642	938		1,529	597	932		51	3.3%	45	7.5%	6	0.6%
	Charlotte-Gastonia	6	1,398		90%	1,924	1,014	910		1,931	1,092	839		(7)	-0.4%	(78)	-7.1%	71	8.5%
	Columbia-Charleston	9	2,118		74%	2,787	1,348	1,439		2,767	1,239	1,528		20	0.7%	109	8.8%	(89)	-5.8%
	Nashville	8	2,492		74%	3,737	1,523	2,214		3,634	1,385	2,249		103	2.8%	138	10.0%	(35)	-1.6%
	Norfolk	12	3,565		76%	6,598	2,372	4,226		6,486	2,122	4,364		112	1.7%	250	11.8%	(138)	-3.2%
	Raleigh-Durham-Chapel Hill	8	2,430		74%	3,038	1,500	1,538		2,837	1,260	1,577		201	7.1%	240	19.0%	(39)	-2.5%
	Richmond-Petersburg	5	1,208		79%	2,063	764	1,299		2,098	731	1,367		(35)	-1.7%	33	4.5%	(68)	-5.0%
	Southeast Other	23	4,920		80%	6,573	3,253	3,320		6,163	3,016	3,147		410	6.7%	237	7.9%	173	5.5%

		97	25,068		80%	37,560	17,254	20,306	89.2%	36,333	16,574	19,759	88.7%	1,227	3.4%	680	4.1%	547	2.8%
Florida
	Jacksonville	5	1,340		85%	2,313	925	1,388		2,202	871	1,331		111	5.0%	54	6.2%	57	4.3%
	Miami-Fort Lauderdale	8	2,397		78%	5,134	1,962	3,172		4,598	1,885	2,713		536	11.7%	77	4.1%	459	16.9%
	Orlando-Daytona	24	6,076		91%	11,776	5,095	6,681		10,392	4,788	5,604		1,384	13.3%	307	6.4%	1,077	19.2%
	Tampa-St. Petersburg	21	5,637		72%	8,376	3,777	4,599		7,475	3,357	4,118		901	12.1%	420	12.5%	481	11.7%
	West Palm Beach-Boca	5	1,505		100%	3,910	1,626	2,284		3,534	1,356	2,178		376	10.6%	270	19.9%	106	4.9%

		63	16,955		83%	31,509	13,385	18,124	96.1%	28,201	12,257	15,944	92.3%	3,308	11.7%	1,128	9.2%	2,180	13.7%
Midwest
	Chicago	22	6,320		83%	14,418	6,604	7,814		14,215	6,381	7,834		203	1.4%	223	3.5%	(20)	-0.3%
	Cincinnati-Dayton	19	3,734		71%	5,115	2,272	2,843		4,901	2,215	2,686		214	4.4%	57	2.6%	157	5.8%
	Columbus	9	2,012		71%	2,237	1,114	1,123		2,495	1,055	1,440		(258)	-10.3%	59	5.6%	(317)	-22.0%
	Detroit-Ann Arbor	6	1,665		62%	1,924	1,123	801		2,152	989	1,163		(228)	-10.6%	134	13.5%	(362)	-31.1%
	Grand Rapids-Lansing	13	4,734		65%	5,445	2,885	2,560		5,319	2,783	2,536		126	2.4%	102	3.7%	24	0.9%
	Indianapolis-Fort Wayne	36	12,479		90%	17,373	8,904	8,469		17,520	8,154	9,366		(147)	-0.8%	750	9.2%	(897)	-9.6%
	Minneapolis-St Paul	5	1,430		82%	3,312	1,659	1,653		3,357	1,787	1,570		(45)	-1.3%	(128)	-7.2%	83	5.3%
	Midwest Other	13	2,891		59%	3,126	1,392	1,734		3,029	1,767	1,262		97	3.2%	(375)	-21.2%	472	37.4%

		123	35,265		78%	52,950	25,953	26,997	87.7%	52,988	25,131	27,857	88.6%	(38)	-0.1%	822	3.3%	(860)	-3.1%
Texas
	Austin-San Marcos	10	2,217		93%	3,681	1,905	1,776		3,527	1,899	1,628		154	4.4%	6	0.3%	148	9.1%
	Dallas-Fort Worth	23	6,007		77%	7,675	4,272	3,403		7,226	3,915	3,311		449	6.2%	357	9.1%	92	2.8%
	Houston-Galveston	36	9,570		67%	10,471	6,113	4,358		10,279	5,420	4,859		192	1.9%	693	12.8%	(501)	-10.3%
	San Antonio	11	2,647		94%	3,923	1,920	2,003		3,866	1,823	2,043		57	1.5%	97	5.3%	(40)	-2.0%
	Texas Other	7	1,499		74%	1,762	843	919		1,635	751	884		127	7.8%	92	12.3%	35	4.0%

		87	21,940		76%	27,512	15,053	12,459	87.3%	26,533	13,808	12,725	83.0%	979	3.7%	1,245	9.0%	(266)	-2.1%
West
	Denver	22	4,813		84%	8,174	3,723	4,451		7,857	3,636	4,221		317	4.0%	87	2.4%	230	5.4%
	Phoenix-Mesa	27	7,361		92%	11,633	5,699	5,934		10,427	5,338	5,089		1,206	11.6%	361	6.8%	845	16.6%
	Salt Lake City-Ogden	4	1,511		86%	2,193	979	1,214		2,069	809	1,260		124	6.0%	170	21.0%	(46)	-3.7%
	Seattle	4	468		59%	629	323	306		590	297	293		39	6.6%	26	8.8%	13	4.4%
	West Other	9	2,381		84%	3,337	1,554	1,783		3,062	1,406	1,656		275	9.0%	148	10.5%	127	7.7%

		66	16,534		87%	25,966	12,278	13,688	89.4%	24,005	11,486	12,519	85.3%	1,961	8.2%	792	6.9%	1,169	9.3%
California
	Bay Area & Sacramento	6	1,533		45%	2,003	815	1,188		1,918	811	1,107		85	4.4%	4	0.5%	81	7.3%
	Los Angeles-Long Beach-Ventura	12	2,429		87%	9,630	2,834	6,796		9,168	3,030	6,138		462	5.0%	(196)	-6.5%	658	10.7%
	Orange County-Riverside	8	1,755		83%	5,270	1,672	3,598		4,822	1,786	3,036		448	9.3%	(114)	-6.4%	562	18.5%
	San Diego	7	2,237		94%	6,685	2,088	4,597		6,104	1,849	4,255		581	9.5%	239	12.9%	342	8.0%

		33	7,954		80%	23,588	7,409	16,179	94.5%	22,012	7,476	14,536	91.8%	1,576	7.2%	(67)	-0.9%	1,643	11.3%

	SAME STORE SALES TOTALS	531	147,839	(2)	82%	264,073	117,680	146,393	90.2%	253,104	111,173	141,931	88.6%	10,969	4.3%	6,507	5.9%	4,462	3.1%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)						112,261	64,801	47,460		85,428	49,396	36,032

Total Rental and other property revenues and property operating expense per GAAP Income Statement						376,334	182,481	193,853		338,532	160,569	177,963

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 120,700 at March 31, 2005.

AIMCO 1st Quarter 2005	Page 11

Supplemental Schedule 6(b)

Same Store Sales
First Quarter 2005 versus Fourth Quarter 2004
(unaudited) (in thousands, except site and unit data)

														Change Three Months Ended March 31, 2005
						Three Months Ended				Three Months Ended				From December 31, 2004
						March 31, 2005				December 31, 2004				Revenue		Expenses		NOI
		Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%	Amt	%

Northeast
	Baltimore	11	2,711		91%	6,948	2,984	3,964		6,930	3,089	3,841		18	0.3%	(105)	-3.4%	123	3.2%
	New England	14	5,384		97%	16,771	6,758	10,013		16,942	6,255	10,687		(171)	-1.0%	503	8.0%	(674)	-6.3%
	Philadelphia	11	5,198		83%	13,210	5,561	7,649		13,261	5,181	8,080		(51)	-0.4%	380	7.3%	(431)	-5.3%
	Washington	26	10,830		88%	28,059	11,045	17,014		28,147	10,843	17,304		(88)	-0.3%	202	1.9%	(290)	-1.7%

		62	24,123		89%	64,988	26,348	38,640	92.7%	65,280	25,368	39,912	93.2%	(292)	-0.4%	980	3.9%	(1,272)	-3.2%
Southeast
	Atlanta	21	5,933		86%	9,260	4,838	4,422		9,429	5,669	3,760		(169)	-1.8%	(831)	-14.7%	662	17.6%
	Savannah - Augusta	5	1,004		87%	1,580	642	938		1,653	688	965		(73)	-4.4%	(46)	-6.7%	(27)	-2.8%
	Charlotte-Gastonia	6	1,398		90%	1,924	1,014	910		1,931	1,257	674		(7)	-0.4%	(243)	-19.3%	236	35.0%
	Columbia-Charleston	9	2,118		74%	2,787	1,348	1,439		2,895	1,419	1,476		(108)	-3.7%	(71)	-5.0%	(37)	-2.5%
	Nashville	8	2,492		74%	3,737	1,523	2,214		3,851	1,541	2,310		(114)	-3.0%	(18)	-1.2%	(96)	-4.2%
	Norfolk	12	3,565		76%	6,598	2,372	4,226		6,629	2,482	4,147		(31)	-0.5%	(110)	-4.4%	79	1.9%
	Raleigh-Durham-Chapel Hill	8	2,430		74%	3,038	1,500	1,538		2,999	1,573	1,426		39	1.3%	(73)	-4.6%	112	7.9%
	Richmond-Petersburg	5	1,208		79%	2,063	764	1,299		2,074	648	1,426		(11)	-0.5%	116	17.9%	(127)	-8.9%
	Southeast Other	23	4,920		80%	6,573	3,253	3,320		6,515	3,345	3,170		58	0.9%	(92)	-2.8%	150	4.7%

		97	25,068		80%	37,560	17,254	20,306	89.2%	37,976	18,622	19,354	90.4%	(416)	-1.1%	(1,368)	-7.3%	952	4.9%
Florida
	Jacksonville	5	1,340		85%	2,313	925	1,388		2,293	903	1,390		20	0.9%	22	2.4%	(2)	-0.1%
	Miami-Fort Lauderdale	8	2,397		78%	5,134	1,962	3,172		5,023	1,768	3,255		111	2.2%	194	11.0%	(83)	-2.5%
	Orlando-Daytona	24	6,076		91%	11,776	5,095	6,681		11,586	4,547	7,039		190	1.6%	548	12.1%	(358)	-5.1%
	Tampa-St. Petersburg	21	5,637		72%	8,376	3,777	4,599		8,225	3,851	4,374		151	1.8%	(74)	-1.9%	225	5.1%
	West Palm Beach-Boca	5	1,505		100%	3,910	1,626	2,284		3,829	1,642	2,187		81	2.1%	(16)	-1.0%	97	4.4%

		63	16,955		83%	31,509	13,385	18,124	96.1%	30,956	12,711	18,245	95.4%	553	1.8%	674	5.3%	(121)	-0.7%
Midwest
	Chicago	22	6,320		83%	14,418	6,604	7,814		14,369	6,136	8,233		49	0.3%	468	7.6%	(419)	-5.1%
	Cincinnati-Dayton	19	3,734		71%	5,115	2,272	2,843		5,048	2,188	2,860		67	1.3%	84	3.8%	(17)	-0.6%
	Columbus	9	2,012		71%	2,237	1,114	1,123		2,252	1,102	1,150		(15)	-0.7%	12	1.1%	(27)	-2.3%
	Detroit-Ann Arbor	6	1,665		62%	1,924	1,123	801		1,922	1,165	757		2	0.1%	(42)	-3.6%	44	5.8%
	Grand Rapids-Lansing	13	4,734		65%	5,445	2,885	2,560		5,490	2,818	2,672		(45)	-0.8%	67	2.4%	(112)	-4.2%
	Indianapolis-Fort Wayne	36	12,479		90%	17,373	8,904	8,469		17,579	8,276	9,303		(206)	-1.2%	628	7.6%	(834)	-9.0%
	Minneapolis-St Paul	5	1,430		82%	3,312	1,659	1,653		3,439	1,919	1,520		(127)	-3.7%	(260)	-13.5%	133	8.8%
	Midwest Other	13	2,891		59%	3,126	1,392	1,734		3,109	1,317	1,792		17	0.5%	75	5.7%	(58)	-3.2%

		123	35,265		78%	52,950	25,953	26,997	87.7%	53,208	24,921	28,287	87.7%	(258)	-0.5%	1,032	4.1%	(1,290)	-4.6%
Texas
	Austin-San Marcos	10	2,217		93%	3,681	1,905	1,776		3,607	2,157	1,450		74	2.1%	(252)	-11.7%	326	22.5%
	Dallas-Fort Worth	23	6,007		77%	7,675	4,272	3,403		7,554	4,403	3,151		121	1.6%	(131)	-3.0%	252	8.0%
	Houston-Galveston	36	9,570		67%	10,471	6,113	4,358		10,832	6,634	4,198		(361)	-3.3%	(521)	-7.9%	160	3.8%
	San Antonio	11	2,647		94%	3,923	1,920	2,003		4,052	2,145	1,907		(129)	-3.2%	(225)	-10.5%	96	5.0%
	Texas Other	7	1,499		74%	1,762	843	919		1,774	883	891		(12)	-0.7%	(40)	-4.5%	28	3.1%

		87	21,940		76%	27,512	15,053	12,459	87.3%	27,819	16,222	11,597	88.8%	(307)	-1.1%	(1,169)	-7.2%	862	7.4%
West
	Denver	22	4,813		84%	8,174	3,723	4,451		8,307	3,975	4,332		(133)	-1.6%	(252)	-6.3%	119	2.7%
	Phoenix-Mesa	27	7,361		92%	11,633	5,699	5,934		11,504	5,550	5,954		129	1.1%	149	2.7%	(20)	-0.3%
	Salt Lake City-Ogden	4	1,511		86%	2,193	979	1,214		2,205	977	1,228		(12)	-0.5%	2	0.2%	(14)	-1.1%
	Seattle	4	468		59%	629	323	306		621	344	277		8	1.3%	(21)	-6.1%	29	10.5%
	West Other	9	2,381		84%	3,337	1,554	1,783		3,309	1,545	1,764		28	0.8%	9	0.6%	19	1.1%

		66	16,534		87%	25,966	12,278	13,688	89.4%	25,946	12,391	13,555	90.8%	20	0.1%	(113)	-0.9%	133	1.0%
California
	Bay Area & Sacramento	6	1,533		45%	2,003	815	1,188		2,057	866	1,191		(54)	-2.6%	(51)	-5.9%	(3)	-0.3%
	Los Angeles-Long Beach-Ventura	12	2,429		87%	9,630	2,834	6,796		9,722	3,688	6,034		(92)	-0.9%	(854)	-23.2%	762	12.6%
	Orange County-Riverside	8	1,755		83%	5,270	1,672	3,598		5,206	1,710	3,496		64	1.2%	(38)	-2.2%	102	2.9%
	San Diego	7	2,237		94%	6,685	2,088	4,597		6,677	2,081	4,596		8	0.1%	7	0.3%	1	0.0%

		33	7,954		80%	23,588	7,409	16,179	94.5%	23,662	8,345	15,317	95.6%	(74)	-0.3%	(936)	-11.2%	862	5.6%

	SAME STORE SALES TOTALS	531	147,839	(2)	82%	264,073	117,680	146,393	90.2%	264,847	118,580	146,267	90.9%	(774)	-0.3%	(900)	-0.8%	126	0.1%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)						112,261	64,801	47,460		106,282	63,535	42,747

Total Rental and other property revenues and property operating expense per GAAP Income Statement						376,334	182,481	193,853		371,129	182,115	189,014

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 120,700 at March 31, 2005.

AIMCO 1st Quarter 2005	Page 12

Supplemental Schedule 7

Selected Portfolio Performance Data
(unaudited)

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average first quarter 2005	$809	$585	$740
Occupancy, average first quarter 2005	91.3%	87.9%	90.2%
Total # of Properties	336	195	531
Total # of Units	101,192	46,647	147,839
Proportionate Owned Units	82,593	38,073	120,666

1st Quarter 2005 vs 1st Quarter 2004
Revenue	3.9%	5.6%	4.3%
Expenses	6.3%	4.8%	5.9%
NOI	2.3%	6.4%	3.1%

Sequential, 1st Quarter 2005 vs 4th Quarter 2004
Revenue	-0.3%	-0.2%	-0.3%
Expenses	-0.1%	-2.4%	-0.8%
NOI	-0.5%	2.3%	0.1%

TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended March 31, 2005			Quarter Ended March 31, 2004
% of Total Conventional NOI	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
Top 20 Markets	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
1 Washington, D.C.	10.1%	1.1%	11.2%	10.5%	0.6%	11.1%
2 Los Angeles-Long Beach-Ventura	6.9%	0.0%	6.9%	7.4%	0.0%	7.4%
3 New England	6.4%	0.0%	6.4%	5.3%	0.0%	5.3%
4 Philadelphia	5.5%	0.0%	5.5%	5.5%	0.0%	5.5%
5 Indianapolis-Fort Wayne	3.6%	1.8%	5.4%	3.8%	1.4%	5.2%
6 Chicago	4.7%	0.1%	4.8%	4.2%	0.3%	4.5%
7 Miami-Fort Lauderdale	4.7%	0.0%	4.7%	3.8%	0.0%	3.8%
8 Orlando-Daytona	3.4%	0.6%	4.0%	1.2%	1.8%	3.0%
9 Phoenix-Mesa	1.9%	1.7%	3.6%	1.6%	1.2%	2.8%
10 Denver-Front Range	2.6%	0.2%	2.8%	2.4%	0.2%	2.6%
11 Tampa-St. Petersburg	2.2%	0.6%	2.8%	2.0%	0.8%	2.8%
12 San Diego	2.7%	0.0%	2.7%	2.2%	0.0%	2.2%
13 Norfolk	2.4%	0.3%	2.7%	2.6%	0.2%	2.8%
14 Atlanta	1.8%	0.9%	2.7%	1.7%	0.7%	2.4%
15 Houston-Galveston	1.8%	0.8%	2.6%	2.8%	0.8%	3.6%
16 Orange County-Riverside	2.3%	0.0%	2.3%	1.8%	0.0%	1.8%
17 New York	2.3%	0.0%	2.3%	0.6%	0.0%	0.6%
18 Dallas-Fort Worth	1.1%	1.0%	2.1%	1.3%	0.9%	2.2%
19 Cincinnati-Dayton	0.9%	1.0%	1.9%	1.2%	0.9%	2.1%
20 Baltimore	1.6%	0.1%	1.7%	1.4%	0.2%	1.6%

Subtotal Top 20 Markets	68.9%	10.2%	79.1%	63.3%	10.0%	73.3%
All Other Markets (50)	11.0%	9.9%	20.9%	13.8%	12.9%	26.7%

Total Conventional NOI	79.9%	20.1%	100.0%	77.1%	22.9%	100.0%

Rent, average first quarter	$828	$582	$754	$814	$568	$732
Occupancy, average first quarter	90.4%	87.7%	89.6%	88.3%	87.4%	87.9%
Total # of Properties	381	214	595	374	252	626
Total # of Units	114,792	50,826	165,618	115,265	60,425	175,690
Proportionate Owned Units	92,554	42,082	134,636	90,114	47,969	138,083

AIMCO 1st Quarter 2005	Page 8

Supplemental Schedule 8

Property Sales and Acquisition Activity
(unaudited)

FIRST QUARTER 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross		Property	Net Sales	Aimco Net	Average
	of	of	Proceeds	FCF (1)	Debt	Proceeds (2)	Proceeds	Rent
	Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($/unit)

Conventional Non-Core	1	152	$5	2.5%	$2	$3	$3	$575

Affordable	13	1,155	47	6.3%	27	15	9	669

Total Dispositions	14	1,307	$52	5.9%	$29	$18	$12	$658

(1)	Free Cash Flow (FCF) includes a $525 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price
(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs

FIRST QUARTER 2005 PROPERTY ACQUISITION ACTIVITY

			Number	Number	Gross	Property	Average
		Ownership	of	of	Purchase	Debt	Rent
		Percent	Properties	Units	Price ($mm)	($mm)	($/unit)

Conventional	(1)	100%	5	746	$227	$130	$2,763

Total Acquisitions			5	746	$227	$130	$2,763

(1)	Properties acquired are located in New York City (4 properties) and in Los Angeles, CA.

AIMCO 1st Quarter 2005	Page 14

Supplemental Schedule 9

Capital Expenditures
For the Three Months Ended March 31, 2005
(in thousands, except per unit)
(unaudited)

All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the three months ended March 31, 2005 (per unit is based on approximately 152,600 units which represent effective units (excluding non-managed units) weighted for the period):

Capital Replacements Detail:	Actual Amount	Per Unit

Building Interiors	$2,228	$15
Includes: Hot water heaters, kitchen/bath

Building Exteriors	2,380	16
Includes: Roofs, exterior painting, electrical, plumbing

Landscaping and Grounds	1,396	9
Includes: Parking lot improvements, pool improvements

Turnover Related	7,199	47
Includes: Carpet, vinyl, tile, appliance and fixture replacements

Capitalized site payroll and indirect costs	3,166	21

Total Aimco’s share of Capital Replacements	$16,369	$108

Capital Replacements:

Conventional	15,152
Affordable	1,217

Total Aimco’s share of Capital Replacements	$16,369

Capital Improvements:
Conventional	19,371
Affordable	4,271

Total Aimco’s share of Capital Improvements	$23,642

Casualties:
Conventional	8,200
Affordable	288

Total Aimco’s share of Casualties	$8,488

Redevelopment (see Schedule 10 for further project details):
Conventional	20,680
Affordable	861

Total Aimco’s share of Redevelopment	$21,541

Total Aimco’s share of Capital Expenditures	$70,040

Plus minority partners’ share of consolidated spending	23,086
Less Aimco’s share of unconsolidated spending	(2,347)

Total Spending per Consolidated Statement of Cash Flows	$90,779

AIMCO 1st Quarter 2005	Page 15

Supplemental Schedule 10

Summary of 2005 Redevelopment Activity
As of March 31, 2005
(in millions, except unit data)
(values are not adjusted for Aimco’s ownership unless indicated)
(unaudited)

				Cost in Millions					Redevelopment Timeline				Number of Units

Property	City, State	Ownership %	Number of Units	Total Expected Spend at 100%	Inception to Date Spend at 100%	Year to Date Spend at 100%	Year to Date Spend at AIV%	Expected Yield	Acquisition	Construction Start	Construction Complete	Stabilization	Completed	Leased (1)	Out of Service

Redevelopment — Major Project Detail
Flamingo South Beach	Miami Beach, FL	77.0%	1,688	$283.6	$283.4	$2.8	$2.2	5%	Q3 1997	Q3 1997	Q1 2004	Q2 2005	1,688	1,461	—
Belmont Place	Marietta, GA	63.0%	326	33.7	27.1	6.2	3.9	9%	Q2 1998	Q4 2003	Q2 2005	Q2 2006	222	123	104

		Subtotal	2,014	$317.3	$310.5	$9.0	$6.1						1,910	1,584	104
Redevelopment — Other Projects
Conventional	21 properties		9,674	$141.1	$35.2	$9.7	$7.9
Affordable	10 properties		2,008	110.2	64.1	11.8	0.9

Other Redevelopment						7.3	6.4
		Subtotal	11,682	$251.3	$99.3	$28.8	$15.2

		Total	13,696	$568.6	$409.8	$37.8	$21.3

(1)	Leased units include pre-leased.

AIMCO 1st Quarter 2005	Page 16

Supplemental Schedule 11

Apartment Unit Summary
As of March 31, 2005
(unaudited)

			Aimco's	Aimco's
	Total	Total	Effective	Average
	# Properties	# Units	# Units	Ownership %
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	211	61,474	61,474	100%
Partially-owned Consolidated Core Properties	141	46,676	28,691	61%
Partially-owned Unconsolidated Core Properties	29	6,642	2,389	36%

Sub-total Core Properties	381	114,792	92,554	81%

Wholly-owned Consolidated Non-Core Properties	129	31,754	31,754	100%
Partially-owned Consolidated Non-Core Properties	57	13,620	8,518	63%
Partially-owned Unconsolidated Non-Core Properties	28	5,452	1,810	33%

Sub-total Non-Core Properties	214	50,826	42,082	83%

Total	595	165,618	134,636	81%
Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	80	10,643	10,643	100%
Partially-owned Consolidated Properties	62	7,540	3,683	49%
Partially-owned Unconsolidated Properties	256	29,846	5,367	18%

Total	398	48,029	19,693	41%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	420	103,871	103,871	100%
Partially-owned Consolidated Properties	260	67,836	40,892	60%
Partially-owned Unconsolidated Properties	313	41,940	9,566	23%

Total	993	213,647	154,329	72%

Management Contracts:
Property Managed for Third Parties	66	6,472
Asset-Managed for Third Parties	31	4,843
Asset-Managed (indirect ownership)	387	36,396

Total	484	47,711

Total Portfolio	1,477	261,358

AIMCO 1st Quarter 2005	Page 17

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. From the second quarter 2002 through the fourth quarter 2003, the calculation of AFFO also deducted Capital Enhancements (CE) expenditures. CE was Aimco’s categorization of expenditures made to improve Aimco’s assets by adding a new feature or revenue source; however, as part of changes effective as of the first quarter 2004, these expenditures are included within the capital improvements category. Capital improvement expenditures are not deducted in the calculation of AFFO and FCF. Please see Supplemental Schedule I for AFFO data reconciled to net income as determined in accordance with GAAP.

CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.

CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.

CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.

EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.

FREE CASH FLOW (FCF): FCF is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for or recovery of losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.

Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.

NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.

OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)

OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.

SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 1st Quarter 2005	Page 18